UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

TICC CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

TPG Specialty Lending, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TPG Specialty Lending, Inc., together with the other participants named herein (collectively, “TSLX”), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission to be used to solicit votes at the 2016 annual meeting of stockholders of TICC Capital Corp. (“TICC”) to: (a) elect TSLX’s director nominee and (b) approve a proposal to terminate the Investment Advisory Agreement, dated as of July 1, 2011, by and between TICC and TICC Management, LLC, as contemplated by Section 15(a) of the Investment Company Act of 1940, as amended.

On February 25, 2016 at 8:30 a.m. Eastern Time, TSLX held its earnings call for the fourth quarter and fiscal year ended December 31, 2015 (the “Earnings Call”). There was also a live audio webcast of the Earnings Call available through the Investor Resources section of TSLX’s website, http://www.tpgspecialtylending.com. An archived replay of the webcast will be available on the Investor Resources section of TSLX’s website from approximately 12:00 p.m. Eastern Time on February 25 through March 10, 2016. A telephone replay of the Earnings Call will be available during the same dates. To hear the replay, dial (855) 859-2056 (or +1 (404) 537-3406 International). The replay Conference ID is 32762989.

This Schedule 14A filing consists of excerpts of the transcript of the Earnings Call relating to the above-referenced solicitation.

About TPG Specialty Lending

TPG Specialty Lending, Inc. (“TSLX” or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $16 billion of assets under management as of December 31, 2015, and the broader TPG platform, a global private investment firm with over $70 billion of assets under management as of September 30, 2015. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Information set forth herein includes forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding TSLX’s proposed business combination transaction with TICC Capital Corp. (“TICC”) (including any financing required in connection with the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding TPG Specialty Lending, Inc.’s (“TSLX” or the “Company”) (and TSLX and TICC’s combined) expected future financial position, results of operations, cash flows, dividends, portfolio, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements set forth herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of TSLX (and the combined businesses of TSLX and TICC), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of TSLX based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TSLX’s expectations as a result of a variety of factors including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TSLX is unable to predict or control, that may cause TSLX’s plans with respect to TICC, actual results or performance to differ materially from any plans, future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in TSLX’s filings with the Securities and Exchange Commission (“SEC”).

Risks and uncertainties related to the proposed transaction include, among others, uncertainty as to whether TSLX will further pursue, enter into or consummate the transaction on the terms set forth in the proposal or on other terms, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction, uncertainties as to the timing of the transaction, adverse effects on TSLX’s stock price resulting from the announcement or consummation of the transaction or any failure to complete the transaction, competitive responses to the announcement or consummation of the transaction, the risk that regulatory or other approvals and any financing required in connection with the consummation of the transaction are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to the integration of TICC’s businesses and operations with TSLX’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction, unexpected costs, liabilities, charges or expenses resulting from the transaction, litigation relating to the transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions.

In addition to these factors, other factors that may affect TSLX’s plans, results or stock price are set forth in TSLX’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond TSLX’s control. TSLX cautions investors that any forward-looking statements made by TSLX are not guarantees of future performance. TSLX disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Third Party-Sourced Statements and Information

Certain statements and information included herein have been sourced from third parties. TSLX does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein. All information in this communication regarding TICC, including its businesses, operations and financial results, was obtained from public sources. While TSLX has no knowledge that any such information is inaccurate or incomplete, TSLX has not verified any of that information. TSLX reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. TSLX disclaims any obligation to update the data, information or opinions contained herein.

Proxy Solicitation Information

The information set forth herein is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. TSLX intends to file a preliminary proxy statement with the SEC to be used to solicit votes at the 2016 annual meeting of stockholders of TICC in favor of (a) the election of its nominee to serve as a director of TICC and (b) TSLX’s proposal to terminate the Investment Advisory Agreement, dated as of July 1, 2011, by and between TICC and TICC Management, LLC, as contemplated by Section 15(a) of the Investment Company Act of 1940, as amended.

TSLX STRONGLY ADVISES ALL STOCKHOLDERS OF TICC TO READ THE TSLX PROXY STATEMENT AND ITS OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH TSLX PROXY MATERIALS WILL BECOME AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV AND ON TSLX’S WEBSITE AT HTTP://WWW.TPGSPECIALTYLENDING.COM. IN ADDITION, TSLX WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TSLX’S PROXY SOLICITOR AT TPG@MACKENZIEPARTNERS.COM.

The participants in the solicitation are TSLX and T. Kelley Millet, and certain of TSLX’s directors and executive officers may also be deemed to be participants in the solicitation. As of the date hereof, TSLX directly beneficially owned 1,633,660 shares of common stock of TICC. As of the date hereof, Mr. Millet did not directly or indirectly beneficially own any shares of common stock of TICC.

Security holders may obtain information regarding the names, affiliations and interests of TSLX’s directors and executive officers in TSLX’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 24, 2016, its proxy statement for the 2015 Annual Meeting, which was filed with the SEC on April 10, 2015, and certain of its Current Reports on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

Excerpts from TSLX Earnings Call for the Fourth Quarter and Fiscal Year Ended December 31, 2015 held on February 25, 2016 at 8:30 a.m. Eastern Time

PRELIMINARY REMARKS

Operator

[ . . . ]

Before we begin today’s call I would like to remind our listeners that remarks made during the call may contain forward-looking statements including with regard to TPG Specialty Lending, Inc.’s proposal to acquire TICC Capital. Statements other than statements of historical facts made during this call may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties.

Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in TPG Specialty Lending, Inc.’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements.

[ . . . ]

Ian Simmonds – TPG Specialty Lending, Inc. – Chief Financial Officer

[ . . . ]

For the quarter ended December 31, net expenses were $19.7 million, which is up from $17.3 million in the third quarter after adjusting for the one-time charge of $3.2 million related to the third-quarter pay down of our SPV asset facility. During the fourth quarter, net expenses increased primarily due to higher interest expense as we increased our quarter-over-quarter leverage. Our management and incentive fees this quarter also reflect the continued voluntary waiver of base management and incentive fees related to our investment in TICC.

[ . . . ]

Joshua Easterly – TPG Specialty Lending, Inc. – Co-Chief Executive Officer and Chairman of the Board

[ . . . ]

Let me turn briefly to an update on our involvement with TICC. As you may know, on December 22, 2015, TICC held a special meeting of shareholders and failed to garner sufficient support for its proposed sale transaction of its external investment adviser.

We believe the result of this shareholder vote not only reflects a demand from TICC shareholders for better management and governance, but also heralds an inflection point for the broader BDC industry to build a culture of accountability and shareholder alignment. Since the December 22 meeting, however, TICC’s stock price has drifted lower, due in part to an entrenched and conflicted Board that has not taken any meaningful actions to deliver shareholder value despite its own admission that change was needed.

In light of continued inaction from TICC’s Board, on February 3 we delivered a formal notice to TICC of our intent to nominate an independent candidate for election to the TICC Board and to bring a binding proposal in front of TICC’s 2016 annual meeting to terminate the investment advisory agreement among TICC and the external manager, which would come to no cost to TICC shareholders. We share the broader sentiment that it’s time for TICC to become a professionally-governed public company with an independent Board of highly-qualified individuals focused on maximizing shareholder value.

As a TICC shareholder seeking to protect the value of our investment, we believe that if a manager consistently demonstrates the inability to create shareholder value, then capital should be returned to shareholders. We remain steadfast in our belief that a combination of our business with TICC is a strategic alternative that offers value to both sets of shareholders, and we remain willing to engage in discussions with the TICC Board.

[ . . . ]

QUESTION AND ANSWER SECTION

[ . . . ]

Terry Ma – Barclays

Good morning. I think most of my questions have been answered, but I just want to touch on the TICC situation for a little bit. Can you maybe give us a sense of how long you may be — how long you plan on staying in that situation, assuming maybe the optimal outcome doesn’t occur at the shareholders’ meeting?

Joshua Easterly

The optimal outcome being the termination of the management contract?

Terry Ma

Correct.

Joshua Easterly

Look, on TICC, that’s obviously a very fluid situation. The way we think about TICC and I think the way the vote showed up in — on the last shareholder vote as it relates to the switching of the management contract is you basically had two sets of unhappy shareholders.

You had a shareholder — a set of shareholders that voted for approval of the change of control of the management contract, who was not sensitive to cost but wanted a change in management. So they were basically saying to themselves we need new management at any cost to the TICC shareholder.

And so you had that set of shareholders, which was about 50/50, and then you had another set of shareholders that said we’re being wronged; there is a value transfer from TICC shareholders that is going to an underperforming external manager that voted no.

So I think you have two groups of equally unhappy shareholders. One group of shareholders who were willing to allow the value transfer to have a change in management and one group of shareholders who, on principle, were not willing to allow the value transfer. So we feel very confident that shareholders will show up and make the right decision.

As you know and if you looked at our presentation, I think TICC since inception has underperformed Treasuries on a net basis and so there has been a lot of value destruction. And given that there is no cost to change — to terminate the management contract and you have, I think, two equally unhappy sets of shareholders, we feel good about that change as it relates to winning that proxy fight.

Terry Ma

Got it, that’s helpful. That’s it for me, thanks.

[ .. . . ]

Jonathan Bock – Wells Fargo Securities

[ . . . ]

One item as it relates to your price-to-book premium to the relative right — I’m sure everyone wants their stock price higher — but relative to peers, even well-respected peers, deeply discounted, below 0.8 — relates to what you could do with that premium and those shares. There are — there is a TICC opportunity that you are referring to. Of course you’ve also mentioned that you — there’s the opportunity to realize value a number of different ways there.

The question that we would have is there are other books at deeper discounts to NAV today that your share price premium works very well for, and it doesn’t even necessarily have to be a hostile situation in terms of an acquisition. Tell us why you wouldn’t want to use your NAV premium today to the peers to acquire and grow book the way a few other BDCs have done with much success for their investors.

Joshua Easterly

Look, I think that’s a very good question, Jon. I think generally it’s tricky. I think the people who have had success — and I think Ares did a great job with the Allied transaction back in the cycle. They were able to buy a book that had the tailwinds of an economic environment behind them.

So instead of having — my view is that we probably have some headwinds, not tailwinds. And so a lot of that kind of alpha that was created was created by not only the dynamic of being able to use the currency embedded in a higher-valued business, it was how was that portfolio going to come out of an economic cycle.

And so I think we are probably — just because you can financially engineer a trade that is accretive on a book value basis doesn’t mean it’s the right thing to do long-term for your shareholders. And that is — it may or may not be. That’s a function of where do we think the underlying book is actually intrinsically valued and where do we think we are in the cycle.

What was interesting about TICC originally was, to some extent, that was just a big capital raise because we were going to liquidate that book, we were going to rotate out of that book, and you could fairly mark the underlying securities of that book because it was basically a level two portfolio and a more liquid-oriented portfolio. So I would say that at this moment in time, although we have a currency that could be used to, quote-unquote, consolidate this space, I think it’s tricky because I think valuations are tricky. I think it’s tricky because of where we sit in the economic cycle.

Jonathan Bock

Got it.

[ . . . ]